                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                               THE LGL GROUP, INC.
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      The undersigned, being the sole incorporator herein named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of
Delaware, does hereby certify that:

            FIRST  The  name of the  corporation  is The LGL  Group,  Inc.  (the
"Corporation").

            SECOND The address, including street, number, city and county of the registered  office  of the  Corporation  in the State of  Delaware  is 615 South
DuPont  Highway,  Dover,  Delaware  19901,  County of Kent;  and the name of the registered  agent of the Corporation in the State of Delaware at such address is
National Corporate Research, Ltd.

            THIRD The  nature of the  business,  and the  objects  and  purposes proposed to be transacted,  promoted and carried on, are to do any lawful act or thing for which a corporation may be organized under the General Corporation Law of the State of Delaware.

            FOURTH The aggregate  number of shares of stock that the Corporation shall  have  authority  to issue is Ten  Million  (10,000,000)  shares of Common
Stock, $0.01 par value per share.

            FIFTH The name and the mailing  address of the  incorporator  are as follows:

                     Kenneth S. Mantel
                     Olshan Grundman Frome Rosenzweig & Wolosky
                     LLP
                     Park Avenue Tower
                     65 East 55th Street
                     New York, New York 10022

            SIXTH The personal  liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General  Corporation Law of the State of Delaware,  as
same may be amended and supplemented. Any repeal or modification of this Article
SIXTH by the  stockholders  of the  Corporation  shall not adversely  affect any right or  protection  of a director of the  Corporation  with  respect to events occurring prior to the time of such repeal or modification.

            SEVENTH The Corporation  shall,  to the fullest extent  permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and  supplemented,  indemnify  any and all persons  whom it shall have power to  indemnify  under said section from and against any and all of the expenses,  liabilities  or  other  matters  referred  to in or  covered  by said section,  and the  indemnification  provided  for  herein  shall  not be  deemed

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exclusive of any other rights to which those  indemnified  may be entitled under any By-Law,  agreement,  vote of  stockholders  or  disinterested  directors  or otherwise,  both as to action in their  official  capacities and as to action in another  capacity while holding such offices,  and shall continue as to a person who has ceased to be a director,  officer,  employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

            EIGHTH The Corporation reserves the right to amend, alter, change or repeal any provision  contained in this  Certificate of  Incorporation,  and any other provisions  authorized by the laws of the State of Delaware at the time in force may be added or  inserted,  subject to the  limitations  set forth in this
Certificate of Incorporation and in the manner now or hereafter  provided herein by statue,  and all rights,  preferences  and  privileges of  whatsoever  nature conferred upon  stockholders,  directors or any other persons  whomsoever by and pursuant to this  Certificate of Incorporation in its present form or as amended are granted subject to the rights reserved in this Article EIGHTH.

            NINTH The  Corporation  hereby confers the power to adopt,  amend or repeal its By-Laws upon the Board of  Directors.  Notwithstanding  the forgoing, such  power  shall not  divest or limit  the  power of the  stockholders  of the
Corporation to adopt, amend or repeal the By-Laws of the Corporation.

      IN  WITNESS  WHEREOF,  I have  hereunto  set my hand this 12th day of July
2007.

                              /s/ Kenneth S. Mantel
                              -----------------------------
                              Kenneth S. Mantel, Incorporator
                              Olshan Grundman Frome Rosenzweig & Wolosky LLP
                              Park Avenue Tower
                              65 East 55th Street
                              New York, New York 10022

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